EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into, as of June 1, 2022, by and among CapStar Financial Holdings, a Tennessee corporation (the “Company”), CapStar Bank, a Tennessee banking corporation and a direct, wholly-owned subsidiary of the Company (the “Bank” and, together with the Company, “CapStar”) and Kevin Lambert (“Executive”).

WHEREAS, the Company and the Bank desire to retain Executive’s services in the role of Chief Credit Officer

WHEREAS, the Company, the Bank and Executive desire to enter into this Agreement to set forth the terms of Executive’s service to the Company and the Bank.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.
Certain Definitions.
(a)
“Affiliate” shall mean an entity controlled by, controlling or under common control with another entity (for the avoidance of doubt, the Company is an Affiliate of the Bank and vice versa).
(b)
“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the regulations and other guidance promulgated thereunder.
(c)
“Severance Multiple” shall mean 1
(d)
“Severance Period” shall mean a number of years following the Date of Termination equal to the Severance Multiple.
2.
Employment Period. CapStar shall employ Executive, and Executive shall serve CapStar and its Affiliates, subject to the terms and conditions of this Agreement, for the period commencing on June 1, 2022 (the “Effective Date”) and ending on the third anniversary of the Effective Date (the “Employment Period”), provided that at the end of each month of the Employment Period, the Employment Period shall extend automatically for an additional month, such that Employment Period shall expire on the third anniversary of such extension date, until any party provides the other parties advance written notice of its desire to cease extending the Employment Period. Notwithstanding the foregoing, the Employment Period shall terminate upon any termination of Executive’s employment with CapStar pursuant to Section 5. If the Employment Period expires by its terms due to either CapStar’s or Executive’s non-renewal, all parties’ obligations under this Agreement shall cease upon expiration of the Employment Period.
3.
Position and Duties; Location; Standard of Services.
(a)
Position and Duties. During the Employment Period, Executive shall serve as Chief Credit Officer of the Company and the Bank and shall perform customary and

[Signature Page to Employment Agreement]

appropriate duties as may be reasonably assigned to Executive from time to time by the Board of Directors of the Company (the “Board”), the Board of Directors of the Bank (the “Bank Board”), the Chief Executive Officer of CapStar (the “CEO”) or any other officer to whom Executive reports. Executive shall have such responsibilities, power and authority as those normally associated with such position in public companies of a similar stature; provided, however, Executive’s position and duties shall be subject to the review, modification and control of the Board, the Bank Board, the CEO or any other officer to whom Executive reports.
(b)
Location. During the Employment Period, Executive’s principal place of employment shall be CapStar’s principal executive offices, which are located in Nashville Tennessee, subject to business travel at CapStar’s request.
(c)
Standard of Services. During the Employment Period, Executive shall devote Executive’s full business attention and time to the business and affairs of CapStar and Affiliates and use Executive’s best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, Executive may serve on civic, charitable or other not-for-profit boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions, manage personal investments and, subject to the prior written approval of the Board or a committee thereof (which approval the Board or such committee may withhold in their sole discretion), serve on boards of for-profit entities, in each case, so long as such activities do not interfere with the performance of Executive’s responsibilities in accordance with this Agreement and Executive complies with applicable provisions of any codes of business conduct and ethics of CapStar and its Affiliates, as in effect from time to time.
4.
Compensation and Employee Benefits.
(a)
Annual Base Salary. During the Employment Period, Executive shall receive an annual base salary (the “Annual Base Salary”) of no less than $210,000.00, payable in accordance with CapStar’s regular payroll practices. The Annual Base Salary shall be reviewed annually by the Board or an appropriate committee thereof (the Board or such committee, the “Committee”) for possible increase, as determined in the discretion of the Committee. The term “Annual Base Salary” as used in this Agreement shall refer to the Annual Base Salary as it may be so adjusted from time to time.
(b)
Annual Bonus. During the Employment Period, Executive shall have the opportunity to earn, for each fiscal year of CapStar, an annual bonus (the “Annual Bonus”) with a target opportunity (the “Target Annual Bonus Opportunity”) of no less than 10% of Executive’s Annual Base Salary, with the actual amount of the Annual Bonus determined based on satisfaction of the applicable performance goals. The range of Annual Bonus is subject to change but at the time of the Effective Date the threshold opportunity (which shall be subject to satisfying applicable performance goals at the threshold level) is 50% of Target Annual Bonus (Threshold) and the maximum opportunity (which shall be subject to satisfying applicable performance goals at the maximum level) is 150% of Target Annual Bonus (Maximum). The Annual Bonus shall be payable at the same time as bonuses are generally payable to similarly situated employees of CapStar subject to Executive’s continued employment with CapStar or its Affiliates through such date.

(c)
Equity Incentive Awards. During the Employment Period, Executive shall be eligible to participate in CapStar’s equity incentive plans and programs, as in effect from time to time (an award thereunder, an “Equity Award”).
(d)
Employee Benefit Plans. During the Employment Period, Executive shall be eligible to participate in the employee benefit plans, programs, policies and practices, as in effect from time to time, that are generally applicable to similarly situated employees of CapStar, including vacation, retirement, deferred compensation, health and welfare and life insurance benefits.
(e)
Business Expenses. During the Employment Period, CapStar shall pay or reimburse Executive’s business expenses on terms that are consistent with CapStar’s expense reimbursement policies, as in effect from time to time.
5.
Termination of Employment.
(a)
Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period. If the Board determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide Executive with written notice in accordance with Section 11(b) of its intention to terminate Executive’s employment. In such event, Executive’s employment with CapStar and its Affiliates shall terminate effective on the thirtieth (30th) day after Executive’s receipt of such notice (the “Disability Effective Date”), provided that, within the thirty (30) days after such receipt, Executive shall not have returned to full‑time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with CapStar and its Affiliates on a full‑time basis for ninety (90) consecutive days, or for one hundred twenty (120) days (which need not be consecutive) within a one-year period, as a result of incapacity due to mental or physical illness.
(b)
Cause. CapStar may terminate Executive’s employment during the Employment Period either with or without Cause. For purposes of this Agreement, “Cause” shall mean:
(i)
Executive’s willful misconduct that demonstrably results in material injury to CapStar or its Affiliates;
(ii)
Executive’s fraud, dishonesty or willful breach of fiduciary duty that is injurious to CapStar or its Affiliates;
(iii)
Executive’s conviction or plea of guilty or nolo contendere to any felony or crime involving fraud or dishonesty;
(iv)
Executive’s willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement that demonstrably results in material injury to CapStar or its Affiliates; or

(v)
A material breach by Executive of (A) Executive’s obligations under this Agreement, including any breach of the provisions of Section 8, or (B) any material written policy of CapStar or its Affiliates and, if the breach is curable, Executive shall not have cured such material breach after reasonable written demand for cure has been delivered by CapStar specifically identifying the material breach, and Executive has been given a reasonable opportunity (not less than fifteen (15) days) to cure any such material breach (to the extent curable).

For purposes of this Agreement, no act or failure to act on the part of Executive shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of CapStar and its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, the Bank Board (or a committee of either board) or based upon the written advice of counsel for CapStar or its Affiliates shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of CapStar. Any such determination must be made the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Board), finding that, in the good‑faith opinion of the Board, Executive is guilty of the conduct constituting grounds for termination for “Cause”, and specifying the particulars thereof in detail. Termination for Cause shall be effected by a Notice of Termination (as described in Section 5(d)) to Executive setting forth with particularity the grounds for termination.

(c)
Good Reason. Executive’s employment may be terminated by Executive either with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean Executive’s voluntary resignation after any of the following actions are taken by CapStar or its Affiliates without Executive’s written consent:
(i)
The assignment to Executive of duties materially inconsistent with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities;
(ii)
A material diminution in Executive’s Annual Base Salary or Target Annual Bonus Opportunity;
(iii)
The requirement that Executive be based at (A) any office or location other than as provided in Section 3(b) resulting in a material increase in Executive’s commute to and from Executive’s primary residence (for this purpose an increase in Executive’s commute by twenty (20) miles or more shall be deemed material); or (B) a location other than the principal executive offices of CapStar if Executive was employed at such location as of the Effective Date; or
(iv)
Any other action or inaction that constitutes a material breach by CapStar or its Affiliates of this Agreement.

In order to invoke a termination for Good Reason, Executive shall provide written notice to CapStar of the existence of one or more of the conditions described in clauses (i) through (iv) within ninety (90) days following the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and CapStar and its Affiliates shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that CapStar and its Affiliates fail to remedy the condition constituting Good Reason during the applicable Cure Period, Executive’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within thirty (30) days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

(d)
Notice of Termination. Any termination by CapStar with or without Cause, or by Executive with or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below), which date shall be not more than thirty (30) days after the delivery of such notice, or the end of any Cure Period referenced in such notice, as applicable.
(e)
Date of Termination. For purposes of this Agreement, the “Date of Termination” means (i) if Executive’s employment is terminated by CapStar with or without Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within thirty (30) days following such notice, (ii) if Executive’s employment is terminated voluntarily without Good Reason, the thirtieth (30th) day following the date of receipt of the Notice of Termination, provided that CapStar may in its discretion accelerate the Date of Termination, or (iii) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.
(f)
Resignation from Other Positions. Upon the termination of Executive’s employment for any reason (unless otherwise agreed in writing by CapStar and Executive), Executive shall be deemed to have resigned, without any further action by Executive, from any and all officer and director positions that Executive, immediately prior to such termination, held with (i) CapStar or its Affiliates and (ii) any other entities at the direction of, or as a result of Executive’s affiliation with, CapStar or its Affiliates. If for any reason this Section 5(f) is deemed to be insufficient to effectuate such resignations, then Executive shall, upon CapStar’s request, execute any documents or instruments that CapStar may deem necessary or desirable to effectuate such resignations. In addition, Executive hereby designates the Secretary or any Assistant Secretary of CapStar or its Affiliates to execute any such documents or instruments as Executive’s attorney-in-fact to effectuate such resignations if deemed by CapStar to be a more expedient means to effectuate such resignation or resignations.
6.
Obligations of CapStar upon Termination.

(a)
Without Cause; Resignation for Good Reason. If, during the Employment Period, (x) CapStar and its Affiliates terminate Executive’s employment other than for Cause and other than due to Executive’s death or Disability, or (y) Executive terminates employment for Good Reason, then, subject to Executive’s execution within fifty (50) days following the Date of Termination, and non-revocation, of a release of claims in the form attached as Exhibit A (the “Release”), CapStar shall pay to Executive the following:
(i)
the sum of (A) the portion of the Annual Base Salary due for the period through the Date of Termination to the extent not theretofore paid and (B) Executive’s business expenses that have not been reimbursed by CapStar as of the Date of Termination that were incurred by Executive prior to the Date of Termination in accordance with the applicable policy of CapStar (the sum of the amounts described in clauses (A) and (B) shall be hereinafter referred to as the “Accrued Obligations”), which Accrued Obligations shall be paid as soon as practicable following the Date of Termination, but in any event within sixty (60) days following the Date of Termination;
(ii)
any unpaid Annual Bonus earned by Executive in respect of the fiscal year of CapStar that was completed on or prior to the Date of Termination (the “Unpaid Annual Bonus”), which Unpaid Annual Bonus shall be paid in a lump sum in cash within sixty (60) days following the Date of Termination (other than any portion of such Unpaid Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);
(iii)
an amount equal to the product of (x) the greater of (A) the Target Annual Bonus Opportunity for the fiscal year in which the Date of Termination occurs and (B) the average of the annual bonuses paid or payable to Executive in respect of the last three full fiscal years prior to the Date of Termination (or, if Executive was first employed by CapStar after the beginning of the earliest of such three fiscal years, the average of the bonuses paid or payable under such plan(s) in respect of the fiscal years ending before the Date of Termination during which Executive was employed by CapStar, with such bonus being annualized with respect to any such fiscal year if Executive was not employed by CapStar for the whole of such fiscal year) (such greater amount, the “Annual Bonus Amount”) multiplied by (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, payable in a lump sum within sixty (60) days following the Date of Termination;
(iv)
an amount equal to the product of (A) the Severance Multiple multiplied by (B) the Annual Base Salary and Annual Bonus Amount, which shall be paid in a lump sum within sixty (60) days following the Date of Termination;
(v)
an amount equal to the product of (A) the sum of (x) 125% of the monthly premiums for coverage under CapStar’s or and its Affiliates’ health care plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for Executive and Executive’s dependents as of immediately prior to the Date of Termination, and (y) 125% of the monthly premium for coverage (based on the rate paid by CapStar and its Affiliates for active employees) under the life insurance plans of CapStar and its Affiliates, in each case, based on the plans and at the levels of participation in which Executive participates as of immediately prior to the Date of Termination, multiplied by (B) the number of months in the Severance Period; and subject to Executive’s payment of any applicable premiums, to the extent administratively practicable, CapStar shall permit Executive and Executive’s spouse and dependents to continue to participate, at their own cost, in such health care plans during the Severance Period;
(vi)
in order to maintain flexibility, the vesting of any unvested Equity Awards held by Executive as of the Date of Termination shall be determined in discussion with the Board and Executive considering the circumstances of the termination, it being understood that such treatment shall not be less favorable to Executive than that provided by the applicable plan and award agreements (the “Equity Award Treatment”); and
(vii)
to the extent not theretofore paid or provided, CapStar shall timely pay or provide, in accordance with the terms of the applicable plan, program, policy, practice or contract, to Executive any other amounts or benefits required to be paid or provided or that Executive is eligible to receive under any plan, program, policy, practice or contract of CapStar or its Affiliates through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

For the avoidance of doubt, if applicable, any amount payable pursuant to this Section 6(a) shall be determined without regard to any reduction in compensation that resulted in Executive’s termination of employment for Good Reason. If Executive does not execute the Release within fifty (50) days following the Date of Termination, or if Executive revokes the Release, Executive shall be entitled to only the compensation and benefits contemplated by Sections 6(a)(i) and (vii). Other than as set forth in this Section 6(a), in the event of a termination of Executive’s employment by CapStar without Cause (other than due to death or Disability), CapStar and its Affiliates shall have no further obligation to Executive under this Agreement.

(b)
Death; Disability. If Executive’s employment is terminated by reason of Executive’s death or Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of the Accrued Obligations and the Unpaid Annual Bonus, provision of the Equity Award Treatment and the timely payment or provision of the Other Benefits. The Accrued Obligations and the Unpaid Annual Bonus shall be paid to Executive’s estate (in the event of death) or Executive or Executive’s legal representative (in the event of Disability), as applicable, on the same schedule as contemplated by Sections 6(a)(i)-(ii).
(c)
Other Termination. If Executive’s employment is terminated during the Employment Period for a reason other than those governed by Section 6(a) or (b) (including upon the expiration of the Employment Period following a Notice of Non-Renewal), this Agreement shall terminate without further obligations to Executive under this Agreement, other than for payment of the Accrued Obligations within sixty (60) days following the Date of Termination and the timely payment or provision of the Other Benefits.
(d)
Full Settlement. The payments and benefits provided under this Section 6 shall be in full satisfaction of the obligations of CapStar and its Affiliates to Executive under this Agreement or any other plan, agreement, policy or arrangement of CapStar and its Affiliates upon Executive’s termination of employment, and in no event shall Executive be entitled to severance pay or benefits beyond those specified in this Section 6.
7.
No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of any amounts payable to Executive under Section 6 and such amounts shall not be reduced whether or not Executive obtains other employment.
8.
Restrictive Covenants. In consideration for Executive’s continued employment and the compensation and benefits payable hereunder, Executive agrees to the covenants set forth below.
(a)
Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of CapStar all secret or confidential information, knowledge or data relating to CapStar or its Affiliates, and their respective businesses, which shall have been obtained by Executive during Executive’s employment by CapStar or its Affiliates and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement) (collectively, “Confidential Information”). After termination of Executive’s employment with CapStar and its Affiliates, Executive shall not, without the prior written consent of CapStar or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than CapStar or its Affiliates and those designated by them. Notwithstanding the foregoing, “Confidential Information” shall not include (i) information that at the time of disclosure is already known to the receiving party without any restriction on its disclosure; (ii) information that is or subsequently comes into the possession of the receiving party from a third party without violation of any contractual or legal obligation; (iii) information that is independently developed by the receiving party without the use of Confidential Information or breach of this Agreement; or (iv) information that is otherwise required to be disclosed under applicable laws or regulations or in connection with a judicial or regulatory process.
(b)
Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information that relate to the actual or anticipated business, research and development or existing or future products or services of CapStar or its Affiliates, and that are conceived, developed or made by Executive during Executive’s employment with CapStar or its Affiliates (“Work Product”) belong to CapStar and its Affiliates. Executive shall promptly disclose such Work Product to CapStar and its Affiliates and perform all actions reasonably requested by CapStar and its Affiliates (whether during or after the Employment Period) to establish and confirm such ownership (including assignments, consents, powers of attorney and other instruments). To the fullest extent permitted by applicable law, all intellectual property (including patents, trademarks and copyrights) that are made, developed or acquired by Executive in the course of Executive’s employment with CapStar or its Affiliates shall be and remain the absolute property of CapStar and its Affiliates, and Executive shall assist CapStar and its Affiliates in perfecting and defending their rights to such intellectual property.
(c)
Noncompetition. Executive acknowledges that, in the course of Executive’s employment with CapStar and its Affiliates, Executive has become familiar, or will become familiar, with CapStar’s and its Affiliates’ trade secrets and with other Confidential Information concerning CapStar and its Affiliates, and that Executive’s services have been and will be of special, unique and extraordinary value to CapStar and its Affiliates. Therefore, Executive agrees that, during the period commencing on the Effective Date and ending on the first anniversary of the Date of Termination (the “Restricted Period”), Executive shall not, directly or indirectly, own, become interested in, or become involved in any manner whatsoever in any business (including any bank, mortgage company or other financial institution) that is or will be similar to or competitive with any aspect of the business of CapStar or its Affiliates, which operates a bank branch or other business location, or otherwise competes, within fifty (50) miles of any bank branch or other business location of CapStar or its Affiliates, determined as of the date of termination of Executive’s employment with CapStar and its Affiliates. Nothing herein shall prohibit Executive from being a passive owner of not more than 4.9% of the outstanding equity interest in any entity which is publicly traded, so long as Executive has no active participation in the business of such entity.
(d)
Nonsolicitation. During the Restricted Period, Executive shall not directly or indirectly, except in the good faith performance of Executive’s duties to CapStar or its Affiliates: (i) induce or attempt to induce any employee or independent contractor of CapStar or its Affiliates to leave CapStar or such Affiliate, or in any way interfere with the relationship between CapStar or such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand; (ii) hire any person who was an employee or independent contractor of CapStar or its Affiliates until 12 months after such individual’s relationship with CapStar or such Affiliate has been terminated; or (iii) induce or attempt to induce any customer (whether former or current), supplier, licensee or other business relation of CapStar or its Affiliates to cease doing business with CapStar or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and CapStar or its Affiliates, on the other hand. Notwithstanding the foregoing, nothing in this Section 8(d) shall prohibit any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at CapStar’s or its Affiliates’ employees or other service providers.
(e)
Nondisparagement. From and following the Effective Date, (i) Executive shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning CapStar or its Affiliates or their respective businesses, and (ii) CapStar and its Affiliates shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning Executive; provided, however, that, subject to Section 8(a), nothing herein shall prohibit either party from disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process).
(f)
Return of Property. Executive acknowledges that all documents, records, files, lists, equipment, computer, software or other property (including intellectual property) relating to the businesses of CapStar or any of its Affiliates, in whatever form (including electronic), and all copies thereof, that have been or are received or created by Executive while an employee of CapStar or its Affiliates are and shall remain the property of CapStar and its Affiliates, and Executive shall return such property to CapStar upon the Date of Termination and, in any event, at CapStar’s request.

(g)
Trade Secrets; Whistleblower Rights. CapStar hereby informs Executive that, notwithstanding any provision of this Agreement to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. In addition, notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall impair Executive’s rights under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit Executive’s right to receive an award for information provided to any government authority under such law or regulation.
(h)
Executive Covenants Generally.
(i)
Executive’s covenants as set forth in this Section 8 are from time to time referred to herein as the “Executive Covenants.” If any of the Executive Covenants is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such Executive Covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining Executive Covenants shall not be affected thereby; provided, however, that if any of the Executive Covenants is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Executive Covenant shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
(ii)
Executive acknowledges that CapStar and its Affiliates have (A) expended and will continue to expend substantial amounts of time, money and effort to develop business strategies, employee, customer and other relationships and goodwill to build an effective organization, and (B) a legitimate business interest in and right to protect their Confidential Information, goodwill and employee, customer and other relationships.
(iii)
Executive understands that the Executive Covenants may limit Executive’s ability to earn a livelihood in a business similar to the business of CapStar, and Executive represents that Executive’s experience and capabilities are such that Executive has other opportunities to earn a livelihood and adequate means of support for Executive and Executive’s dependents.
(iv)
Any termination of Executive’s employment, the Employment Period or this Agreement shall have no effect on the continuing operation of this Section 8.
(v)
Executive acknowledges that CapStar would be irreparably injured by a violation of this Section 8 and that it is impossible to measure in money the damages that will accrue to CapStar by reason of a failure by Executive to perform any of Executive’s obligations under this Section 8. Accordingly, if CapStar institutes any action or proceeding to enforce any of the provisions of this Section 8, to the extent permitted by applicable law, Executive hereby waives the claim or defense that CapStar has an adequate remedy at law, and Executive shall not urge in any such action or proceeding the defense that any such remedy exists at law. Furthermore, in addition to other remedies that may be available, CapStar shall be entitled (without the necessity of showing economic loss or other actual damage) to specific performance and other injunctive relief, without the requirement to post bond, in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Section 8. The Restricted Period shall be tolled during (and shall be deemed automatically extended by) any period during which Executive is in violation of the provisions of Section 8(c) or (d), as applicable.
9.
Change in Control. If a “Change in Control” (as defined in the Change in Control Continuity Agreement, entered into by and between Capstar and Executive (the “CIC Agreement”)) occurs while Executive is employed by the Company or its Affiliates, the CIC Agreement shall supersede and replace this Agreement; provided, however, the terms of Section 8 of this Agreement shall continue to apply following such Change in Control.
10.
Indemnification. CapStar shall indemnify Executive and hold Executive harmless to the fullest extent permitted by applicable law against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from Executive’s good faith performance of Executive’s duties and obligations with CapStar and its Affiliates. CapStar shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after employment in the same amount and to the same extent as CapStar covers its other officers and directors. These obligations shall survive the termination of Executive’s employment with CapStar and its Affiliates.
11.
Miscellaneous.
(a)
Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without reference to principles of conflict of laws. The parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for Nashville, Tennessee with respect to any dispute arising out of or relating to this Agreement, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

(a)
Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: To the most recent address on file with CapStar.

If to CapStar: CapStar Financial Holdings, Inc.
1201 Demonbreun St. Suite 700
Nashville, TN 37203
Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(b)
Acknowledgements. Prior to execution of this Agreement, Executive was advised by CapStar of Executive’s right to seek independent advice from an attorney of Executive’s own selection and at Executive’s own expense regarding this Agreement. Executive acknowledges that Executive has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. Executive further represents that, in entering into this Agreement, Executive is not relying on any statements or representations made by any of the directors, officers, employees or agents of CapStar that are not expressly set forth herein, and that Executive is relying only upon Executive’s own judgment and any advice provided by Executive’s attorney.
(c)
Cooperation. Executive agrees that upon the request of CapStar or its Affiliates following Executive’s termination of employment, Executive shall use reasonable efforts to assist and cooperate with CapStar and its Affiliates in connection with the defense or prosecution of any claim that may be made against or by CapStar or its Affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving CapStar or its Affiliates, including any proceedings before any arbitral, administrative, regulatory, judicial, legislative or other body or agency.
(d)
Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
(e)
Survivability. The provisions of this Agreement that by their terms call for performance subsequent to the termination of either Executive’s employment or this Agreement (including the terms of Sections 6, 8, 9 and 10) shall so survive such termination.
(f)
Section Headings; Construction. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof. For purposes of this Agreement, the term “including” shall mean “including, without limitation.”
(g)
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(h)
Tax Withholding. CapStar may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(i)
Section 409A.
(i)
General. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Executive pursuant to Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that Executive executes the Release) shall be paid in the later taxable year.
(ii)
Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement); (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (C) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (D) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(iii)
Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by CapStar and its Affiliates as in effect on the Termination Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Agreement during the six-month period immediately following Executive’s separation from service (as determined in accordance with Section 409A of the Code) on account of Executive’s separation from service shall be accumulated and paid to Executive on the first business day of the seventh month following Executive’s separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Executive under Section 409A of the Code. If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of Executive’s death.
(j)
Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the terms and conditions of Executive’s employment with CapStar and its Affiliates, including Executive’s severance entitlements, and, as of the Effective Date, supersedes and cancels in their entirety all prior understandings, agreements and commitments, whether written or oral, relating to the terms and conditions of employment between Executive, on the one hand, and CapStar or its Affiliates, on the other hand. For the avoidance of doubt, the Employment Agreement between the Company, the Bank, and Executive, dated as of September 14, 2021 shall terminate as of immediately prior to the Effective Date and be of no further force or effect.
(k)
Amendments. No provision of this Agreement shall be modified or amended except by an instrument in writing duly executed by the parties hereto. No custom, act, payment, favor or indulgence shall grant any additional right to Executive or be deemed a waiver by CapStar of any of Executive’s obligations hereunder or release Executive therefrom or impose any additional obligation upon CapStar. No waiver by any party of any breach by the other party of any term or provision hereof shall be deemed to be an assent or waiver by any party to or of any succeeding breach of the same or any other term or provision.
(l)
Successors. This Agreement is personal to Executive and without the prior written consent of CapStar shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon CapStar and its successors and assigns. As used in this Agreement, “Company” and “Bank” shall mean the Company and the Bank as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the Company, the Bank and Executive have caused this Agreement to be duly executed and delivered, effective as of the Effective Date.

/s/ Kevin L. Lambert
Kevin L. Lambert

[Signature Page to Employment Agreement]

CAPSTAR FINANCIAL HOLDINGS

By: /s/ Jennie L. O’Bryan
Jennie L. O’Bryan, Chief Administrative Officer

CAPSTAR BANK

By: /s/ Jennie L. O’Bryan
Jennie L. O’Bryan, Chief Administrative Officer

Exhibit A

GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (this “Release”) is executed by Kevin Lambert (“Executive”) as of the date set forth on the signature page hereto. For purposes of this Release, reference is made to the Employment Agreement (the “Employment Agreement”), dated as of June 1, 2022, by and among CapStar Financial Holdings, a Tennessee corporation (the “Company”), CapStar Bank, a Tennessee banking corporation and a direct, wholly-owned subsidiary of the Company (the “Bank” and, together with the Company, “CapStar”) and Executive. Terms that are capitalized but not defined herein shall have the meanings set forth in the Employment Agreement.

1.
General Release and Waiver of Claims.
(m)
Release. In consideration of the payments and benefits afforded under the Employment Agreement, and after consultation with counsel, Executive and each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge CapStar and its Affiliates and each of its officers, employees, directors and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) that the Releasors may have arising out of Executive’s employment relationship with and service as an employee, officer or director of CapStar and its Affiliates, and the termination of any such relationship or service, in each case up to and including the date Executive executes this Release. Executive acknowledges that the foregoing sentence includes Claims arising under Federal, state or local laws, statutes, orders or regulations that relate to the employment relationship or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the Sarbanes-Oxley Act of 2002; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act; the Equal Pay Act; the Fair Credit Reporting Act; Occupational Safety and Health Act; the federal Fair Labor Standards Act; and any other federal, state or local civil, human rights, bias, whistleblower, discrimination, retaliation, compensation, employment, labor or other local, state or federal law, regulation or ordinance.
(n)
Exceptions to Release. Notwithstanding anything contained herein to the contrary, this Release specifically excludes and shall not affect: (i) the obligations of CapStar or its Affiliates set forth in the Employment Agreement and to be performed after the date hereof, including without limitation under in Sections 6, 9 and 10 thereof, or under any other benefit plan, agreement, arrangement or policy of CapStar or its Affiliates that is applicable to Executive and that, in each case, by its terms, contains obligations that are to be performed after the date hereof by CapStar or its Affiliates; (ii) any indemnification or similar rights Executive has as a current or former officer, director, employee or agent of CapStar or its Affiliates, including, without limitation, any and all rights thereto under applicable law, the certificate of incorporation, bylaws or other governance documents or such entities, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements; (iii) any Claim the Releasors may have as the holder or beneficial owners of

Exhibit A

securities of CapStar or its Affiliates; (iv) rights to accrued but unpaid salary, paid time off, vacation or other compensation due through the date of termination of employment; (v) any unreimbursed business expenses; (vi) benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; and (vii) any Claims that may arise in the future from events or actions occurring after the date Executive executes this Release or that Executive may not by law release through an agreement such as this.
(o)
Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date Employee signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, Executive hereby acknowledges and confirms the following: (i) Executive was advised by CapStar in connection with Executive’s termination of employment to consult with an attorney of Executive’s choice prior to signing this Release and to have such attorney explain to Executive the terms of this Release, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA, and Executive has in fact consulted with an attorney; (ii) Executive was given a period of not fewer than [twenty-one (21)] [forty-five (45)] calendar days to consider the terms of this Release and to consult with an attorney of Executive’s choosing with respect thereto; and (iii) Executive knowingly and voluntarily accepts the terms of this Release. Executive also understands that Executive has seven (7) calendar days following the date on which Executive signs this Release within which to revoke the release contained in this Section 1(c), by providing CapStar with a written notice of Executive’s revocation of the release and waiver contained in this Section 1(c).
(p)
No Assignment. Executive represents and warrants that Executive has not assigned any of the Claims being released under this Release.
2.
Proceedings. Executive has not filed, and agrees not to initiate or cause to be initiated on Executive’s behalf, any complaint, charge, claim or proceeding against the Releasees with respect to any Claims released under Section 1(a) or (c) before any local, state or federal agency, court or other body (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding involving such Claims; provided, however, and subject to the immediately following sentence, nothing set forth here in intended to or shall interfere with Executive’s right to participate in a Proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, nor shall this Release prohibit Executive from cooperating with any such agency in its investigation. Executive waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding involving such Claims, provided that the foregoing shall not apply to any legally protected whistleblower rights (including under Rule 21F under the Securities Exchange Act of 1934, as amended). For the avoidance of doubt, the term Proceeding shall not include any complaint, charge, claim or proceeding with respect to the obligations of CapStar to Executive under the Employment Agreement or in respect of any other matter described in Section 1(b), and Executive retains all of Executive’s rights in connection with the same.

Exhibit A

3.
Severability. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.
4.
No Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Releasees.
5.
Governing Law and Venue. All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Tennessee applicable to contracts executed in and to be performed in that State.
6.
Counterparts. This Release may be executed in counterparts and each counterpart will be deemed an original.
7.
Notices. All notices, requests, demands or other communications under this Release shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows:

As to Employee: Executive’s last address on the books and records of CapStar

As to CapStar: [ADDRESS AS OF DATE OF RELEASE]

Any party may change his, her or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE AND THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

IN WITNESS WHEREOF, Executive has executed this Release on the date set forth below.

__________________________________________ Kevin Lambert

Date of Execution: __________________